Exhibit 99.1

Press Release

Brookfield to Acquire Remaining Interest in Oaktree

NEW YORK, October 13, 2025 – Brookfield and Oaktree have agreed on a proposed transaction whereby Brookfield will acquire the approximately 26% interest in Oaktree that it does not already own. Upon completion of the proposed transaction, Brookfield will own 100% of Oaktree, one of the world’s premier credit managers, further strengthening Brookfield’s market-leading and broad-based credit platform.

Bruce Flatt, CEO of Brookfield, stated, “When we partnered with Oaktree six years ago, we joined forces with one of the world’s most respected credit investors, and the results have surpassed our expectations. Our partnership has created meaningful value for our firms. It has fueled the rapid expansion of our private credit platform, supported the growth of our Wealth Solutions business, and helped drive 75% growth in Oaktree’s assets under management. Taking this next step will allow us to broaden our credit franchise, enhance collaboration across our businesses and strengthen our ability to continue delivering long-term value for our investors.”

Howard Marks, Co-Chairman of Oaktree, stated, “Our partnership with Brookfield has been a great success, built on shared values of disciplined investing, long-term thinking, and integrity. Together, we’ve proven our ability to work seamlessly and deliver the best of both firms to our clients. Becoming part of Brookfield in full is a natural evolution that will allow Oaktree to continue thriving as part of one of the world’s leading investment organizations. With this closer alignment, Oaktree will remain central to Brookfield’s credit strategy, and we see significant opportunities to grow the franchise and expand what we can offer our clients together.”

Under the proposed terms of the transaction, Brookfield Asset Management Ltd. (“BAM”) and Brookfield Corporation (“BN”) will acquire all of the remaining common equity interests in the Oaktree business for total consideration of approximately $3 billion. Subject to the terms of the transaction, Oaktree common equity holders will have the option to elect consideration in the form of cash, shares of BAM, or, subject to certain limitations, shares of BN. The BAM and BN shares issued as consideration will be subject to two-year and five-year lock-ups, respectively, providing Oaktree’s holders with the opportunity to participate in the future growth and benefits of the combined business, while further enhancing long-term alignment. Each of BAM and BN intends to acquire a number of its own shares corresponding to the amount issued under the transaction. Such purchases will be conducted either in the ordinary course on the open market or, in the case of BAM and subject to regulatory approvals, from BN, which has agreed to make such shares available, ensuring that the transaction has little to no dilutive impact to existing BAM and BN shareholders.

Mr. Marks and Bruce Karsh, Co-Chairman and Chief Investment Officer of Oaktree, will continue their involvement at senior levels of the business. Mr. Marks will remain on the BN Board, and it is intended that Mr. Karsh will join the BAM Board upon or prior to closing. Robert O’Leary and Armen Panossian, Co-CEOs of Oaktree, will also become Co-CEOs of Brookfield’s credit business.

Including 100% of Oaktree, BAM generated approximately $2.8 billion of fee-related earnings over the last twelve months, further establishing its position as one of the world’s leading alternative asset managers, with one of the most comprehensive suites of alternative investment products for investors globally. The transaction is also expected to bolster BN’s distributable earnings by providing increased participation in the net carried interest earned from Oaktree funds and its balance sheet investments.

The proposed transaction is expected to close in the first quarter of 2026, subject to regulatory approvals and customary closing conditions, and is expected to be accretive to both BAM and BN.

This transaction establishes the U.S. as BAM’s largest and most significant market, where it manages over $550 billion of critical assets and services operating across the country. Upon completion, more than 50% of BAM’s employees will be based in the U.S., and approximately 50% of revenue will be generated here. The addition of one of the largest U.S.-based credit managers deepens BAM’s long-standing presence in the country, strengthens its commitment to investing in the U.S. economy, and expands its U.S. shareholder base, further aligning the company with broader inclusion in U.S. market indices.

Transaction Details

Of the $3 billion purchase price, BAM and BN will fund approximately $1.6 billion and $1.4 billion, respectively, reflecting their proportional ownership of Oaktree today.

BAM will acquire, among other things, an incremental 26% interest in Oaktree’s: fee-related earnings; carried interest from certain funds (net of BN’s 33% royalty); and partner manager interest in 17Capital and DoubleLine.

BN will acquire, among other things, an incremental 26% interest in Oaktree’s balance sheet investments and the remaining carried interest.

This transaction will not result in any material changes to the operations or strategic plans of BAM or BN.

About Brookfield

Brookfield Corporation

Brookfield Corporation is a leading global investment firm focused on building long-term wealth for institutions and individuals around the world. BN has three core businesses: Alternative Asset Management, Wealth Solutions, and its Operating Businesses which are in renewable power, infrastructure, business and industrial services, and real estate.

BN has a track record of delivering 15%+ annualized returns to shareholders for over 30 years, supported by its unrivaled investment and operational experience. BN’s conservatively managed balance sheet, extensive operational experience, and global sourcing networks allow it to consistently access unique opportunities. At the center of BN’s success is the Brookfield Ecosystem, which is based on the fundamental principle that each group within Brookfield benefits from being part of the broader organization. Brookfield Corporation is publicly traded in New York and Toronto (NYSE: BN, TSX: BN).

Brookfield Asset Management

Brookfield Asset Management Ltd. is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, renewable power and transition, private equity, real estate, and credit. BAM invests client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. BAM offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. BAM draws on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for its clients, across economic cycles. Brookfield Asset Management is publicly traded in New York and Toronto (NYSE: BAM, TSX: BAM).

For more information, please visit our website at www.brookfield.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $209 billion in assets under management as of June 30, 2025. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,450 employees and offices in 26 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Brookfield Media: Kerrie McHugh Tel: (212) 618-3469 Email: kerrie.mchugh@brookfield.com Oaktree Media: Lindsay DeLarme Tel: (213) 356-3028 Email: mediainquiries@oaktreecapital.com	Brookfield Investor Relations: Jason Fooks Tel: (212) 417-2442 Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures

We make reference to Fee-Related Earnings (“FRE”), which is referring to fee revenues less direct costs associated with earning those fees, which include employee compensation and professional fees as well as business related technology costs, and other shared services costs. The most directly comparable measure disclosed in the primary financial statements of BAM for FRE is net income. This measure provides insight into earnings received by BAM that are available for distribution to common shareholders or to be reinvested into the business. We use FRE to assess our operating results and the value of BAM’s business and believe that many shareholders and analysts also find this measure of value to them.

We make reference to Distributable Earnings (“DE”). We define DE as the sum of distributable earnings from our asset management business, distributable operating earnings from our wealth solutions business, distributions received from our ownership of investments, realized carried interest and disposition gains from principal investments, net of earnings from our Corporate Activities, preferred share dividends and equity-based compensation costs. The most directly comparable measure disclosed in the primary financial statements of BN for DE is net income. This measure provides insight into earnings received by BN that are available for distribution to common shareholders or to be reinvested into the business. We use DE to assess our operating results and the value of BN’s business and believe that many shareholders and analysts also find this measure of value to them.

FRE and DE are financial measures calculated and presented using methodologies other than in accordance with U.S. GAAP and IFRS. FRE and DE should not be considered as the sole measures of BAM and BN’s performance, respectively, and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP and IFRS. We caution readers that these non-GAAP and non-IFRS financial measures or other financial metrics are not standardized under U.S. GAAP and IFRS and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP and non-IFRS measures in our filings available at bam.brookfield.com and bn.brookfield.com.

Notice to Readers

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to the acquisition of the remaining Oaktree equity interests and future increases in distributable earnings and carried interest realization.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to Brookfield, or that Brookfield currently believes are not material, could cause actual results to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Any BN shares or BAM shares issued in the transaction are expected to be issued in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities issuable pursuant to transaction in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.